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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-42051, 333-66133, 333-9207, 333-16539) of Integrated Surgical
Systems, Inc. and in the related Prospectuses of our report dated February 12, 1999, with respect to the consolidated financial statements of Integrated Surgical Systems, Inc. included in this Annual Report (Form 10-KSB) for the year ended December 31, 1998.

     We also consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-44093, 333-70779) pertaining to the 1995 Stock Option Plan, As Amended, 1998 Stock Option Plan and Employee Stock Purchase Plan of Integrated Surgical Systems, Inc. of our report dated February 12, 1999, with respect to the consolidated financial statements of Integrated Surgical Systems, Inc. included in this Annual Report (Form 10-KSB) for the year ended December 31, 1998.

                                                               ERNST & YOUNG LLP

Sacramento, California
March 23, 1999